Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-l(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.625 par value, of CNF Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 16th of April, 2004.

RELATIONAL INVESTORS, L.P.

RELATIONAL FUND PARTNERS, L.P.

RELATIONAL COAST PARTNERS, L.P.

RELATIONAL PARTNERS, L.P.

RH FUND 1, L.P.

RH FUND 2, L.P.

RELATIONAL INVESTORS III, L.P.

RH FUND 4, L.P.

RH FUND 6, L.P.

RH FUND 7, L.P.

By: Relational Investors, LLC

as general partner to each, except as the sole managing member of the general partner of Relational Investors III, L.P.

By:	/s/ Ralph V. Whitworth
Ralph V. Whitworth
Principal

RELATIONAL INVESTORS, LLC

	By:	/s/ Ralph V. Whitworth
Ralph V. Whitworth
Principal

/s/ Ralph V. Whitworth
Ralph V. Whitworth

/s/ David H. Batchelder
David H. Batchelder

/s/ Joel L. Reed
Joel L. Reed

/s/ James J. Zehentbauer
James J. Zehentbauer